EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Met-Pro Corporation Year 2001 Equity Incentive Plan of our report dated February 22, 2001 with respect to the consolidated financial statements of Met-Pro Corporation included in its Annual Report on Form 10-K for the year ended January 31, 2001 filed with the Securities and Exchange Commission.

                                                 /s/ Margolis & Company, P.C.

Bala Cynwyd, PA

August 20, 2001